UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 12, 2019

Eastman Kodak Company

(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street, Rochester, New York		14650
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (585)724-4000

[N/A]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KODK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 3.03 and Item 5.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Section 3 — Securities and Trading Markets

Item 3.03	Material Modifications to Rights of Security Holders.

On September 12, 2019, Eastman Kodak Company (the “Company”) adopted a Tax Asset Protection Plan (the “Plan”) and the Company filed a certificate of amendment to its Second Amended and Restated Certificate of Incorporation (the “NOL Charter Amendment”) to help protect the Company’s ability to utilize net operating loss and foreign tax credit carryforwards (the “Tax Benefits”) to minimize U.S. federal taxes during future periods. The Plan and the NOL Charter Amendment have been previously approved by the holders of the Company’s common stock, par value $0.01 per share (the “Common Stock)”, and 5.50% Series A Convertible Preferred Stock (the “Series A Preferred Stock”), and were described in an information statement mailed to the holders of Common Stock on or about August 23, 2019. The Company’s use of the Tax Benefits in the future may be significantly limited if it experiences an “ownership change” for U.S. federal income tax purposes. In general, an ownership change will occur when the percentage of the Company’s ownership (by value) of one or more “5-percent shareholders” (as defined in the Internal Revenue Code of 1986, as amended) has increased by more than 50 percent over the lowest percentage owned by such shareholders at any time during the prior three years (calculated on a rolling basis). In the Company’s case, because the Company’s outstanding Series A Preferred Stock and convertible notes are aggregated together with the Common Stock in determining if there is a 5-percent shareholder for tax purposes, the Plan and the Charter Amendment discourage the ownership of 10% or more of the Common Stock, rather than the 5% usually contained in such plans and amendments.

The Plan is designed to reduce the likelihood that the Company will experience an ownership change by (i) discouraging any person or group from becoming a 10% shareholder and (ii) discouraging any existing 10% shareholder from acquiring more than 1,000,000 additional shares of Common Stock. The NOL Charter Amendment will generally restrict the transfer of Common Stock if the effect would be to increase the beneficial ownership of any person to 10% or more of the outstanding Common Stock or cause the beneficial ownership of a 10% shareholder to increase by more than 1,000,000 shares of Common Stock. There is no guarantee, however, that the Plan and the NOL Charter Amendment will prevent the Company from experiencing an ownership change.

In contemplation of the adoption of the Plan, a special committee of the Board of Directors of the Company declared a dividend, subject to the execution of the Plan, of one right (a “Right”) for each outstanding share of Common Stock held of record at the close of business on September 12, 2019 (the “Record Time”), or issued thereafter and prior to the Separation Time (as defined in the Plan) and thereafter pursuant to options, warrants and convertible securities outstanding at the Separation Time.

The Rights will be payable on the later of the Record Time or the certification by the New York Stock Exchange to the Securities and Exchange Commission that the Rights have been approved for listing and registration. Each Right entitles its registered holder to purchase from the Company, after the Separation Time, one one-thousandth of a share of Participating Preferred Stock, par value $0.00 per share (“Participating Preferred Stock”), for $10.00 (the “Exercise Price”), subject to adjustment.

The Rights will be evidenced by the Common Stock certificates until the next business day following the earlier of (either, the “Separation Time”) (i) the tenth business day (or such later date as the Board of the Company may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) after the date on which any Person (as defined in the Plan) commences a tender or exchange offer which, if consummated, would result in such Person’s becoming an Acquiring Person, as defined below, and (ii) the date of the first event causing a Flip-in Date (as defined below) to occur; provided that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time; and provided further that if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of stock pursuant thereto, such offer shall be deemed never to have been made. A Flip-in Date will occur on any Stock Acquisition Date (as defined below) or such later date and time as the Board of the Company may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred. A Stock Acquisition Date means the first date on which the Company announces that a Person has become an Acquiring Person, which announcement makes express reference to such status as an Acquiring Person. An Acquiring Person is any Person having Beneficial Ownership (as defined in the Plan) of 10% or more of the outstanding shares of Common Stock, which term shall not include (i) the Company, any wholly-owned subsidiary of the Company or any employee stock ownership or other employee benefit plan of the Company, (ii) any Person who is the Beneficial Owner of 10% or more of the outstanding Common Stock at the time of the first public announcement of the adoption of the Plan, until such time as such Person acquires more than 1,000,000 additional shares of Common Stock, other than through a dividend or stock split, (iii) any Person who becomes the Beneficial Owner of 10% or more of the outstanding Common Stock solely as a result of an acquisition of Common Stock by the Company, until such Person acquires additional shares of Common Stock, (iv) any Person determined by the Board of the Company, in its sole discretion and without any obligation to make such determination, to not be an Acquiring Person because such Person became the Beneficial Owner of 10% of the outstanding Common Stock without understanding the effect of such ownership on the Company or under the Plan, if such Person promptly divests sufficient securities such that such 10% or greater Beneficial Ownership ceases or (v) any Person determined to be an “Exempt Person” by the Board of the Company pursuant to the provisions of the Plan. The Plan provides that, until the Separation Time, the Rights will be transferred with and only with the Common Stock. Common Stock certificates issued after the Record Time but prior to the Separation Time (or the registration of Common Stock in the Company’s stock transfer books with respect to uncertificated shares) shall evidence one Right for each share of Common Stock represented thereby and such Certificates (or confirmation of registration with respect to uncertificated shares) shall contain a legend incorporating by reference the terms of the Plan (as such may be amended from time to time).

Notwithstanding the absence of the aforementioned legend, certificates evidencing shares of Common Stock outstanding at the Record Time (or registration) shall also evidence one Right for each share of Common Stock evidenced thereby. Promptly following the Separation Time, separate certificates evidencing the Rights (“Rights Certificates”) will be delivered to holders of record of Common Stock at the Separation Time.

The Rights will not be exercisable until the Separation Time. The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the Redemption Time (as defined in the Plan), (iii) the close of business on November 15, 2019 and (iv) the time at which the Board of the Company determines, in its sole discretion, that the Tax Benefits are utilized in all material respects or no longer available in any material respect.

The Exercise Price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Common Stock.

In the event that prior to the Expiration Time a Flip-in Date occurs, the Company shall take such action as shall be necessary to ensure and provide that each Right (other than Rights Beneficially Owned by the Acquiring Person or any affiliate thereof, which Rights shall become void) shall constitute the right to purchase from the Company, upon the exercise thereof in accordance with the terms of the Plan, that number of shares of Common Stock of the Company having an aggregate Market Price (as defined in the Plan), on the Stock Acquisition Date that gave rise to the Flip-in Date, equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price. In addition, the Board of the Company may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any affiliate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the “Exchange Ratio”). Immediately upon such action by the Board (the “Exchange Time”), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio.

Whenever the Company shall become obligated, as described in the preceding paragraph, to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, at its option, may substitute therefor shares of Participating Preferred Stock, at a ratio of one one-thousandth of a share of Participating Preferred Stock for each share of Common Stock so issuable.

The Board of the Company may, at its option, at any time, redeem all (but not less than all) the then outstanding Rights at a price of $.001 per Right (the “Redemption Price”), as provided in the Plan. Immediately upon the action of the Board of the Company electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash for each Right so held.

The holders of Rights will, solely by reason of their ownership of Rights, have no rights as shareholders of the Company, including, without limitation, the right to vote or to receive dividends.

As of September 9, 2019 there were 43,741,805 shares of Common Stock issued (of which 43,078,185 shares were outstanding and 663,620 shares were held in treasury) and 49,210,627 shares reserved for issuance pursuant to employee benefit plans and the Company’s outstanding Series A Preferred Stock and convertible notes. As long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all such shares will have Rights attached.

The Plan (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the form of Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company with respect to the Participating Preferred Stock) is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Plan and the exhibits thereto.

Section 5 — Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation.

On September 12, 2019, the Company filed with the Department of Treasury of the State of New Jersey both the NOL Charter Amendment and a Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company amending the terms of the Series A Preferred Stock to (i) address the adjustment to the Conversion Rate (as defined in the terms of the Series A Preferred Stock) in the event of an exchange or exercise of Rights pursuant to the Plan and (ii) restrict transfers of the Series A Preferred Stock at any time prior to the Expiration Time of the Plan. Both amendments became effective upon filing.

Section 9 — Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, effective as of September 12, 2019 restricting certain transfers of the Company’s Common Stock.

3.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, effective as of September 12, 2019, amending certain terms of the Company’s Series A Preferred Stock.

4.1	Tax Asset Protection Plan, dated as of September 12, 2019, between Eastman Kodak Company and Computershare Trust Company, N.A., as Rights Agent, which includes as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the form of Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company with respect to the Participating Preferred Stock of the Company.

99.1	Press release, dated September 12, 2019, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:	/s/ Roger W. Byrd
Name:	Roger W. Byrd
Title:	General Counsel, Secretary and Senior Vice President

Date: September 12, 2019